As filed with the Securities and Exchange Commission on March 4, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the ☐

Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary proxy materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PO Box 211230, Eagan, MN 55121-9984

Scan the QR code to vote online.

VOTE YOUR PROXY -- STOP THE SOLICITATION

INNOVATOR ETFS TRUST

Dear Shareholder:

This is a reminder to vote your Innovator ETF shares. We know the solicitation outreach has been frustrating and inconvenient, but you and your fellow shareholders need to approve this critical new investment advisory agreement with Goldman Sachs. When you vote your shares, solicitation phone calls, emails, text messages and paper mailings will stop. You can vote by calling or using the QR code above to vote online.

Call to vote with live agent

1-866-217-8062

Innovator has engaged Sodali & Co. Fund Solutions to solicit Innovator shareholders. Please call at your earliest convenience. Hours of Operation:

•	Monday – Friday from 10:00 a.m. to 11:00 p.m. ET
•	Saturday from 12:00 p.m. to 5:00 p.m. ET

Please have your reference number(s) below ready, and a representative will assist you. Thank you in advance for your vote. Voting your shares will take less than two minutes.

REFERENCE NUMBER(S):

Link to proxy statement and all materials: https://proxyvotinginfo.com/p/innovatoretfs2026

The Proxy Statement contains important information about changes affecting your fund and therefore you are advised to read it.

INETF IA2